EXHIBIT 4.8
                       Certificate of Amendment dated June 2, 2000 (name change)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ADVANCED KNOWLEDGE, INC.

     Advanced Knowledge, Inc. (the "Corporation"). A corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:   That the  Board of  Directors  of the  Corporation  has adopted  a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of this Corporation:

         RESOLVED, that the Certificate of Incorporation of Advanced Knowledge, Inc. be amended by changing Article FIRST thereof, so that, as amended, said Article First shall be and read as follows:

         The name of this corporation is "Sporting Magic, Inc."

     SECOND: In lieu of a meeting of stockholders, the holders of outstanding shares of Common Stock having not less than a minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions o Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:   That the  aforesaid amendment was  duly adopted in accordance with the applicable provision of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Myron Grunberg, its President, this 2nd day of June, 2000.


                                              ADVANCED KNOWLEDGE, INC.



                                              By:        /S/
                                                       -------------------------
                                                       Myron Grunberg, President

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